Exhibit 4.24

Revolving Credit Facility Agreement Fifth Amendment Agreement

Tokyo Lifestyle Co., Ltd. (Yoshitsu Co., Ltd. changed its trade name as of October 31, 2024, and before such trade name change, Yoshitsu Co., Ltd. Hereinafter referred to as the “Borrower”) (hereinafter referred to as the “Borrower”), Mei Kanayamana as the guarantor (hereinafter referred to as the “Guarantor”), Mitsubishi UFJ Bank, Ltd. The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd. The Kochi Bank, Ltd., The Tokushima Taisho Bank, Ltd. The Bank of Tokyo-Mitsubishi UFJ, Ltd. in its capacity as agent (the “Agent”) (the “Agent”), in its capacity as Agent, hereby ratifies the Revolving Credit Facility Agreement, dated as of September 27, 2022, among the Borrower, the Guarantors, all Lenders and the Agent (the “Original Agreement”, including amendments thereto), as amended, as follows This Fifth Amendment to Revolving Credit Facility Agreement (the “Agreement”) is made and entered into as follows, with respect to the amendment of the Revolving Credit Facility Agreement, dated as of September 27, 2022 (as amended, the “Revolving Credit Facility Agreement”), by and between the parties hereto and Agent. (hereinafter referred to as the “Original Agreement”) as follows. Terms used in this Agreement shall have the meanings ascribed to them in the Original Agreement, except as otherwise defined herein.

Article 1 Amendments to Original Agreement

1.

Notwithstanding any provision of the Original Agreement, all parties hereto hereby agree to amend the terms and conditions of the following Loan made pursuant to the Original Agreement (the “Loan Subject to Amendment”) as follows Notwithstanding any provision to the contrary in the Original Agreement, the terms and conditions of the following Loan (the “Loan Subject to Modification”) made pursuant to the Original Agreement are hereby modified as follows

Description

(Loan Subject to Modification)

Execution Date　　　　August 31, 2023

Amount of Loan　　　 ¥7,850, 000, 000

Base Loan Period         1 month

Maturity Date               December 30, 2024

(Terms)

Maturity Date (Article 1 of the Original Agreement No. 55)

(Before Modification)

December 30, 2024 Hereinafter referred to as “Post-Modification Maturity Date

(After Modification)

March 31, 2025 Hereinafter referred to as “Post-Modification Maturity Date

2. Article 1, Item 63 of the Original Agreement

(Before modification)

63 Phase 2:

The period from the first day of the month following the month in which the month in which the Accounts Receivable Turnover Month is achieved to December 30, 2024.

(After modification)

63 Phase 2:

The period from the first day of the month following the month in which the monthly turnover of accounts receivable is achieved to March 31, 2025.

3. Article 21.1.1(r) of the Original Agreement

(before modification)

(r)

Compliance Report on Maintenance of Planned Level of Accounts Receivable Balance (Actual)

The document in the form attached hereto as Exhibit 5, reporting compliance with the items specified in this Section 7 as of the respective base dates of June 2024 and September 2024, with the base date of preparation being the last day of each month of the two months.

(after modification)

(r)

Compliance Report on Maintenance of Planned (Actual) Balance of Accounts Receivable

The Company shall prepare a document in the form attached hereto as Exhibit 5, reporting its compliance with the matters set forth in this Section 7 as of the respective record dates of June 2024, September 2024 and December 2024, and shall submit such document to all Lenders and Agents by the last day of the month following the month in which such record date falls (if such last day falls on a non-business day, the next business day).

4. Article 21.1.7(b) of the Original Agreement

(before modification)

(b) If the end of September 2024 is included in the first phase, the Borrower shall maintain the balance of accounts receivable (actual) as of the end of September 2024 at 14,730 million yen or less. (b) If the end of September and December 2024 are included in the first phase, the Borrower shall maintain the balance of accounts receivable (actual) as of the end of September 2024 at 14,730 million yen or less, and if the end of September 2024 is included in the second phase, the amount of accounts receivable (actual) as of the end of September 2024 shall be no more than the amount obtained by multiplying the six-month sales average as of the end of such date by 5.5 and then adding 500 million yen.

(after modification)

(b) If the end of September and December 2024 are included in the first phase, the Borrower shall maintain the balance of accounts receivable (actual) at 14,730 million yen or less as of the end of September 2024 and at 15,591 million yen or less as of the end of December 2024, and if the end of September and December 2024 are included in the second phase, the amount of accounts receivable (actual) as of the end of each of September and December 2024 shall be calculated by multiplying the balance of accounts receivable (actual) at the end of the relevant month by the amount of accounts receivable (actual) at the end of the relevant month. In the case where the end of September and December 2024 is included in the second phase, the amount of accounts receivable (actual) as of the end of September and December 2024 shall be kept below the amount calculated by multiplying the six-month sales average as of the end of the relevant period by 5.5 and adding 500 million yen.

5. the attached Exhibit 5 to the Original Agreement (Compliance Report on Maintenance of Planned Levels of Accounts Receivable (Actual)) is changed as shown in the Exhibit attached to this Agreement

6. The parties hereto confirm that the change of the Maturity Date pursuant to this Article does not constitute an extension of the Commitment Period set forth in the Original Agreement, nor does it change the date on which the principal of the Guaranteed Loan is fixed as set forth in the Original Agreement, but that the Guarantor will remain liable to guarantee the Individual Loan subject to the change.

Article 2

Each provision of the Original Agreement other than those set forth in Article 1 hereof shall remain in full force and effect.

Article 3

Effective Date of this Agreement

This Agreement shall be effective as of the date of execution of this Agreement.

Article 4

Guidelines Concerning Management Guarantee

The Guarantor may request either Lender or Agent to follow the Guidelines Concerning Management Guarantee published by the Study Group on Guidelines Concerning Management Guarantee (Secretariat: Japanese Bankers Association and the Japan Chamber of Commerce and Industry) on December 5, 2013, with respect to the arrangement of guarantee obligations under the Original Agreement as amended by this Agreement. Guidelines for Management Guarantees (including revisions made after publication) In the event that any lender or agent files a petition for liquidation of guaranteed liabilities in accordance with the Guidelines for Management Guarantees published by the Study Group on Management Guarantees (with the Japanese Bankers Association and the Japan Chamber of Commerce and Industry serving as secretariat), all lenders and agents shall endeavor to respond in good faith to such liquidation in accordance with such Guidelines.

IN WITNESS WHEREOF, all parties hereto have executed an original copy of this

Agreement, signed or sealed by the parties hereto, and such original copy is in the possession of the Agent. Each of the other parties hereto shall receive a copy from the Agent.

December 30, 2024

Borrower (address and name and seal):

5-9, Koto-bashi 2-chome, Sumida-ku, Tokyo

Tokyo Lifestyle Co., Ltd.

Representative DirectorMei Kanayama

(Tokyo Lifestyle Co., Ltd.)

Guarantor (address and name and seal):

2-3-30-4810 Harumi, Chuo-ku, Tokyo

(Mei Kanayama)

Lender and Agent (address (Name and Seal):

4-5 Marunouchi 1-chome, Chiyoda-ku, Tokyo Junichi Hanzawa, Representative Director, The Bank of Mitsubishi UFJ, Ltd.

(The Bank of Mitsubishi UFJ, Ltd.)

Lender (Address and Name and Seal):

1-39-10, Kameido, Koto-ku, Tokyo Taira Shimaroh, Manager, Kameido Corporate Department, Mizuho Bank, Ltd.

(Mizuho Bank, Ltd.)

Lender (Address and Name and Seal): (Name and seal):

2-12-8 Koto-bashi, Sumida-ku, Tokyo

Toshihide Fujita, Branch Manager, Kinshicho Branch, Resona Bank, Ltd.

(Resona Bank, Ltd.)

Lender (address, name and seal):

4-19-4 Koto-bashi, Sumida-ku, Tokyo Masaaki Tamura, Manager, Corporate Sales Department

Kinshicho, Sumitomo Mitsui Banking Corporation

(Sumitomo Mitsui Banking Corporation)

Lender (address and (Name and seal):

4-1-6 Shinjuku, Shinjuku-ku, Tokyo

Shinjuku Branch, The Iyo Bank, Ltd.

Branch Manager Hiroshi Kadota

(The Iyo Bank, Ltd.)

Lender (Name and address):

2F Asahi Seimei Shinkoiwa Building 1-53-10 Shin-Koiwa, Katsushika-ku, Tokyo

Company

Koiwa Branch, Sengyo Bank, Ltd.

Branch Manager Yoshitaka Tanaka

(Chiba Bank, Ltd.)

Lender (Name and address) (Name and Seal):

2-3-5 Akasaka, Minato-ku, Tokyo Tokyo Tokyo Star Bank, Limited

Asset Management Department

Yoshinori Iwanami, General Manager

(Tokyo Star Bank, Limited)

Lender (Address and Name and Seal):

Sumitomo Mitsui Trust Bank, Limited 1-4-1 Marunouchi, Chiyoda-ku, Tokyo

Takahiro Ayano, General Manager, Head Office Operations Division 6

(Sumitomo Mitsui Trust Bank, Limited) 13 -

Lender (address and name and seal):

4-1-25 Sakura, Utsunomiya-shi, Tochigi

The Ashikaga Bank, Ltd.

Kazudo Shimizu, Representative Director

(The Ashikaga Bank, Ltd.)

Lender (address and name and seal):

1-7-1 Nihonbashi Muromachi, Chuo-ku, Tokyo The Suruga Bank, Limited Tokyo Branch

Toshimitsu Sato, Branch Manager

(The Suruga Bank, Limited)

Lender (name and seal) address and name and seal):

3-10-7 Iwamoto-cho, Chiyoda-ku, Tokyo Takashi Nojima, Branch Manager, The Kochi Bank, Ltd.

Tokyo Branch

(The Kochi Bank, Ltd.)

Lender (address and name and seal):

2-26-10 Kameido, Koto-ku, Tokyo

Tachibana Kameido Building 7th Floor

Kameido Branch, Tokushima Taisho Bank, Ltd.

Yu Honchi, Branch Manager

(Tokushima Taisho Bank, Ltd.)

Lender (address and Name and Seal):

3-10-7 Ginza, Chuo-ku, Tokyo

Stock

Company

Tokyo Branch of The Towa Bank, Limited

Branch Manager Kishi

(The Towa Bank, Limited)

Takeshi Kishi

Lender (Address and Name and Seal):

2F Sakura Muromachi Building, 4-5-1 Nihonbashi Muromachi, Chuo-ku, Tokyo

Tokyo Branch of Kansai Mirai Bank, Limited

Branch Manager Seiichi Ota

(Kansai Mirai Bank, Limited) -

Lender (address, name and seal):

1-52-8 Shinkoiwa, Katsushika-ku, Tokyo

The Higashi Shinkin Bank, Ltd.

Yasuro Kuwahara, General Manager, Loan Information Department

(Higashi Shinkin Bank, Ltd.)

Attachment 5 (Compliance Status Report on Maintenance of Planned Level of Accounts Receivable Balance (Actual))

To: Lender

Compliance Status Report on Maintenance of Planned Level of Accounts Receivable Balance (Actual)

(The Lender in this Agreement as of the submission of this document, as described below. The same applies hereinafter)

Attention: Agent

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

To: Administration Group, Solution Products Department

(Borrower)

Tokyo Lifestyle Co., Ltd. 8.15 Billion Yen Revolving Credit Facility Agreement

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (Yoshitsu Co.,Ltd. changed its trade name to Tokyo Lifestyle Co.,Ltd. on October 31, 2024, and Yoshitsu Co., Ltd. before such trade name change), with Mitsubishi UFJ Bank, Ltd. (Yoshitsu Co.,Ltd changed its trade name to Tokyo Lifestyle Co., Ltd. on October 31, 2024.) Revolving Credit Facility Agreement, dated as of September 27, 2022 (as amended, the “Agreement”), by and between Yoshitsu Co.,Ltd. Pursuant to the provisions of Article 21.1.1(r) of the Revolving Credit Facility Agreement, dated as of September 27, 2022 (as amended, the “Agreement”), the Company, as Lender, hereby reports to the Lenders and Agents the status of its compliance with the provisions of Section 7 of the Agreement as of the Reportable Date as set forth in Section 1 below. Unless otherwise defined herein, the terms used herein shall have the same meanings as those defined in the Agreement.

1. Reporting base date: Last day of the year

2. If the reporting base date is the last day of December 2024 (reporting under Article 21.1.7(b))

(1) If the last day of December 2024 is included in Phase 1

Balance of accounts receivable as of the last day of December 2024 (actual)

Money [ ] yen

*Condition = 15,591 million yen or less (2)

(2) If the end of December 2024 is included in the second phase

1 Achievement month of accounts receivable turnover

[　　　　 ] month [　　　　　 ] year

2 Balance of accounts receivable as of the end of December 2024 (actual)

[　　　　　 ] Yen

3 Six-month sales average as of the end of December 2024[　　　　　 ] Yen

4 ③ x 5.5 + ¥500 million [　　　　 ] yen

*Condition=2 is less than 4 Must be　or more

5